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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

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                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported):  April 3, 2002

                            TIME WARNER TELECOM INC.
             (Exact name of registrant as specified in its charter)

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         Delaware                      0-30218                  84-1500624
(State or other jurisdiction   (Commission file number)      (I.R.S. Employer
     of incorporation)                                    Identification Number)

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                            10475 Park Meadows Drive
                              Littleton, Colorado
                                     80124
              (Address of principal executive offices)  (Zip code)

      Registrant's telephone number, including area code:  (303)  566-1000

                                      N/A

         (Former name or former address, if changed since last report)

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Item 5. Other Events and Regulation FD Disclosure.

     On April 3, 2002 Time Warner Telecom Inc. (the "Company") commenced a realignment of its workforce resulting in the release of approximately 140 employees. The Company took this action to align the skills and size of the employee base with the requirements of the Company's current business, specifically, focusing on retail customers and further penetrating the existing markets in which the Company provides service, and taking into consideration the current sluggish economy. Over the past two years the Company has expanded its market reach from 21 to 44 markets, but has no immediate plans for further geographic expansion. Following the release of these employees, the Company expects to employ a staff of approximately 2,200.

                  CAUTION REGARDING FORWARD-LOOKING STATEMENTS


     This document contains certain "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are naturally subject to risks, uncertainties, and changes in circumstances, certain of which are beyond the Company's control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations described in this report are set forth under "Risk Factors" in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TIME WARNER TELECOM INC.

                                    By:   /s/  Tina Davis
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                                    Name:  Tina Davis
                                    Title: Vice President and Deputy
                                    General Counsel